SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


FORM 8-K


CURRENT REPORT



Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)

June 29, 1998



E & J PROPERTIES, LTD.
a California Limited Partnership
(Exact name of registrant as specified in charter)


California
(State or other jurisdiction of incorporation)


O-9608
(Commission File Number)


94-2763152
(IRS Employer Identification Number)


2710 Gateway Oaks Drive, Suite 300 South
Sacramento, California 95833
(Address of principal executive office)


Registrant's telephone number, including area code:  (916) 925-6620










ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS



KPMG Peat Marwick LLP was previously the principal accountants for E & J Properties, Ltd. On June 29, 1998, that firm resigned. The decision to change accountants was not recommended by the General Partner.

In connection with the audits of the two fiscal years ended December 31, 1997 and the subsequent interim period through June 29, 1998, there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of KPMG Peat Marwick LLP on the financial statements of E & J Properties, Ltd. as of and for the years ended December 31, 1997, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from KPMG Peat Marwick LLP is attached as Exhibit A.

A new firm of certifying accountants has not yet been selected.




SIGNATURES


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this
Report to be signed on its behalf by the undersigned, hereunder duly authorized.


Date: June 29, 1998


E & J PROPERTIES, LTD.
a California Limited Partnership


By:  /s/ Elaine McKeon

ELAINE McKEON
General Partner













                             EXHIBIT A


KPMG Peat Marwick LLP
400 Capitol Mall
Sacramento, CA 95814


June 29, 1998


Securities and Exchange Commission
Washington, D. C. 20549


Ladies and Gentlemen:


We were previously principal accountants for E & J Properties, Ltd. and, under date of March 6, 1998, we reported on the financial statements of E & J Properties, Ltd. as of and for the years ended December 31, 1997 and 1996. On June 29, 1998, we resigned. We have read E & J Properties, Ltd.'s statements included under Item 4 of its Form 8-K dated June 29, 1998, and we agree with such statements.


                             Very truly yours,


                             KPMG Peat Marwick LLP